    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1994

                                            REGISTRATION NO. 33-      AND
                           POST-EFFECTIVE AMENDMENT NO. 1 (33-53330 AND 33-2374)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MASCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 38-1794485
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OR
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                JOHN R. LEEKLEY
                       VICE PRESIDENT AND GENERAL COUNSEL
                               MASCO CORPORATION
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     THE COMMISSION IS REQUESTED TO MAIL COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                                JOHN M. BRANDOW
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/
                            ------------------------
                       CALCULATION OF REGISTRATION FEE(1)

- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                                                         PROPOSED MAXIMUM
OF SECURITIES                                                                  AGGREGATE          AMOUNT OF
TO BE REGISTERED                                                             OFFERING PRICE    REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------
Debt Securities(2).....................................
Common Stock (par value $1 per share)..................                      $800,000,000       $256,084.60
- ---------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------

(1) Post-Effective Amendment No. 1 to Registration Statements No. 33-53330 and No. 33-2374, which is filed as part of this Registration Statement, is being filed solely for the purpose of converting $200,000,000 of debt securities remaining under Registration Statement No. 33-53330 and 9,640,000 shares of Common Stock remaining under Registration Statements No. 33-53330 and No. 33-2374 to an unallocated shelf registration as permitted by Release No. 33-6964 issued by the Securities and Exchange Commission. Fees totalling $120,390.14 were previously paid with respect to such previously registered securities and a fee in the amount of $135,694.46 is payable with this filing.
(2) In addition, the Registrant is registering Common Stock that may be issued from time to time upon conversion of Convertible Debt Securities registered hereunder and under the Registrant's Registration Statement No. 33-53330. Because this additional Common Stock is issuable only upon the conversion of Convertible Debt Securities, no registration fee is required pursuant to the provisions of Rule 457(i).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
    PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, (A) THE PROSPECTUS RELATING TO DEBT SECURITIES WHICH IS PART OF THIS REGISTRATION STATEMENT INCLUDES THE INFORMATION WHICH WOULD CURRENTLY BE
REQUIRED IN A PROSPECTUS RELATING TO THE DEBT SECURITIES COVERED BY THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-53330, AND SUCH COMBINED PROSPECTUS WILL BE USED IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 33-53330, AND (B) THE PROSPECTUS RELATING TO SUBORDINATED DEBT SECURITIES AND COMMON STOCK WHICH IS PART OF THIS REGISTRATION STATEMENT
INCLUDES THE INFORMATION WHICH WOULD CURRENTLY BE REQUIRED IN A PROSPECTUS RELATING TO COMMON STOCK COVERED BY REGISTRATION STATEMENTS NO. 33-53330 AND NO. 33-2374 AND SUBORDINATED DEBT SECURITIES COVERED BY REGISTRATION STATEMENT NO. 33-53330, AND SUCH COMBINED PROSPECTUS WILL BE USED IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENTS NO. 33-53330 AND NO. 33-2374. POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENTS NO. 33-53330 AND NO. 33-2374 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES
ACT OF 1933.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION DATED OCTOBER 17, 1994

PROSPECTUS

                               MASCO CORPORATION

                                DEBT SECURITIES

                            ------------------------

     Masco Corporation (the "Company") may from time to time offer senior debt securities consisting of debentures, notes or other unsecured evidences of indebtedness ("Securities"). The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Securities to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution".

     The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, the public offering price, the names of any underwriters or agents, the principal amounts to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            , 1994

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994; and

          (c) The Company's Proxy Statement dated April 18, 1994, in connection with its Annual Meeting of Stockholders held on May 18, 1994.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than any exhibits to such documents. Requests for such copies should be directed to John
C. Nicholls, Jr., Treasurer, Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180 (telephone (313) 274-7400).

                                  THE COMPANY

     The Company manufactures building, home improvement and home furnishings products for the home and family. Its products include single and double handle faucets, wood and upholstered furniture, fabrics, kitchen and bath cabinetry, acrylic and gelcoat bath and shower units, spas, brass builders' hardware, locks and decorative accessories, ventilating equipment, water pumps and other plumbing system components and accessories.

     Although published industry statistics are generally not available, the Company believes it is the largest domestic manufacturer of a number of different products including faucets, plumbing supplies, kitchen and bath cabinets and furniture.

     The Company's executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180, and the telephone number is (313) 274-7400. Except as the context otherwise indicates, the terms "Masco" or the "Company" refer to Masco Corporation and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The Company expects to apply substantially all of the net proceeds from sales of Securities by the Company to its general funds to be used for general corporate purposes, including working capital, repayment of debt and expenditures for development of activities in which it is now engaged or investment in and development of activities in which it is not currently engaged. In this regard, the Company maintains an active acquisition effort and is frequently engaged in discussions with respect to acquisition opportunities. Proceeds from sales of Securities by the Company could be applied directly or indirectly to such acquisitions. Funds not required immediately for any of the foregoing purposes may be invested in marketable securities. The Company intends to use the proceeds from the offering described in the Prospectus Supplement as set forth in the Prospectus Supplement under the caption "Use of Proceeds".

                           DESCRIPTION OF SECURITIES

     The Securities offered hereby will be issued under an Indenture dated as of December 1, 1982 between the Company and The First National Bank of Chicago (as successor to Morgan Guaranty Trust Company of New York), as Trustee, as amended by a Supplemental Indenture dated as of July 26, 1994 (the Indenture as amended by the Supplemental Indenture is hereinafter referred to as the "Indenture"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the registration statement covering the Securities. Whenever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such references. Certain defined terms are capitalized. References in italics are to the Indenture.

GENERAL

     The Indenture does not limit the amount of Securities which may be issued thereunder. The Prospectus Supplement sets forth the following terms, where applicable, of the Securities in respect of which this Prospectus is delivered:
(1) the designation of such Securities; (2) the aggregate principal amount of such Securities; (3) the date or dates on which the principal of and premium, if any, on such Securities are payable; (4) the rate or rates at which such Securities shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable; (5) the place or places where the principal of, and premium, if any, and any interest on such Securities shall be payable; (6) the price or prices at which, the period or periods within which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company, or at the option of a holder of such Securities or mandatorily pursuant to any sinking, purchase or other analogous fund; (7) the right, if any, of the Company to discharge or limit the Indenture with respect to such Securities prior to maturity; (8) if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the maturity thereof or which shall be provable in bankruptcy; and (9) such other terms of such Securities as are not inconsistent with the provisions of the Indenture. (Section 2.03) Principal, premium, if any, and interest, if any, will be payable and the Securities offered hereby will be transferable, at the corporate trust office of the Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company. (Sections 3.01 and 3.02)

     The Securities offered hereby will be issued only in fully registered form without coupons and, unless otherwise specified in the Prospectus Supplement, in denominations of $1,000 and any multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.05 and 2.07)

     Some of the Securities may be issued as discounted Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Securities are described in the Prospectus Supplement with respect to any such Securities.

     Except as may be set forth in the Prospectus Supplement, the Indenture does not contain any covenants or provisions which afford holders of Securities protection in the event of a highly leveraged transaction.

LIMITATION ON LIENS

     The Company covenants that, so long as any of the Securities remains outstanding, it will not, nor will it permit any Consolidated Subsidiary to, issue, assume or guarantee any debt for money borrowed or any Funded Debt (herein referred to as "Debt") if such Debt is secured by a mortgage (as defined in the Indenture) upon any Principal Property or upon any shares of stock or indebtedness of any Consolidated Subsidiary which owns or leases any Principal Property (whether such Principal Property, shares of stock or indebtedness are owned on December 1, 1982 or are thereafter acquired) without in any such case effectively providing that the Securities shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof, or to secure Debt incurred for the purpose of financing all or any part of the purchase price of such property, or to secure any Debt incurred prior to or within 120 days after the later of the acquisition, completion of construction or improvement or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; (iii) mortgages securing Debt owing by any Consolidated Subsidiary to the Company or another Consolidated Subsidiary; (iv) mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Consolidated Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Consolidated Subsidiary, provided that no such mortgage shall extend to any other Principal Property of the Company or any Consolidated Subsidiary or any shares of capital stock or any indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property; (v) mortgages on property of the Company or a Consolidated Subsidiary in favor of the United States of America, any State thereof, or any other country, or any political subdivision of any thereof, to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or (vi) certain extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of mortgages existing at the date of the Indenture or any mortgage referred to in the foregoing clauses (i) through (v), inclusive. (Section 3.05(a))

     Notwithstanding the above, the Company and one or more Consolidated Subsidiaries may, without securing the Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the total of the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) and the aggregate amount of Attributable Debt in respect of sale and lease-back arrangements at such time does not exceed 5%
of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto. (Section 3.05(b))

LIMITATION ON SALES AND LEASEBACKS

     The Company covenants that it will not, and will not permit any Consolidated Subsidiary to, enter into any sale and leaseback arrangement, except for a lease for a term of not more than three years, involving any Principal Property unless (i) the Company or such Consolidated Subsidiary would be entitled to issue, assume or guarantee Debt secured by a mortgage on the property involved in such arrangement at least equal in amount to what would constitute Attributable Debt in respect of such arrangement without equally and ratably securing the Securities or (ii) the Company or a Consolidated Subsidiary within 120 days of the effective date of any such arrangement applies an amount equal to the greater of the net proceeds of the sale of the Principal Property so leased or the fair market value of such Principal Property to the retirement, other than any mandatory retirement or by way of payment at maturity, of Funded Debt of the Company or any Consolidated Subsidiary, other than Funded Debt owned by the Company or any Consolidated Subsidiary and other than Funded Debt which is subordinated in payment of principal or interest to the Securities, or, in lieu of such retirement, delivers Securities to the Trustee for cancellation. (Section 3.06)

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The Company covenants that it will not consolidate or merge with or into any other corporation and will not sell or convey its property as an entirety, or substantially as an entirety, to another corporation if, as a result thereof, any Principal Property would become subject to a mortgage, unless either (i) such mortgage could be created pursuant to Section 3.05 without equally and ratably securing the Securities or (ii) the Securities shall be secured prior to the Debt secured by such mortgage. (Section 10.03)

CERTAIN DEFINITIONS

     "Attributable Debt" in respect of a sale and leaseback arrangement is defined in the Indenture to mean, at the time of determination, the lesser of
(i) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) or (ii) the present value (discounted at the rate per annum equal to the interest borne by fixed rate Securities or the yield to maturity at the time of issuance of any Original Issue Discount Securities determined on a weighted average basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the rental payment shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges; provided, however, that there shall not be deemed to be any Attributable Debt in respect of a sale and leaseback arrangement if (a) such arrangement does not involve a Principal Property, (b) the Company or a Consolidated Subsidiary would be entitled pursuant to the provisions of Section 3.05 (a) of the Indenture to issue, assume or guarantee Debt secured by a mortgage upon the property involved in such arrangement without equally and ratably securing the Securities, or (c) the greater of the net proceeds of such arrangement or the fair market value of the property so leased has been applied to the retirement, other than any mandatory retirement or by way of payment at maturity, of Funded Debt of the Company or any Consolidated Subsidiary, other than Funded Debt owned by the Company or any Consolidated Subsidiary and other than Funded Debt which is subordinated in payment of principal or interest to the Securities. (Section 1.01)

     "Consolidated Net Tangible Assets" is defined as the aggregate amount of assets (less applicable reserves) of the Company and its Consolidated Subsidiaries after deducting therefrom (a) all current liabilities (excluding any such liabilities deemed to be Funded Debt), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) all investments in any Subsidiary other than a Consolidated Subsidiary, in all cases computed in accordance with generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of the Company and its Consolidated Subsidiaries. (Section 1.01)

     "Funded Debt" is defined to mean indebtedness maturing more than 12 months from the date of the determination thereof or having a maturity of less than 12 months but renewable or extendible at the option of the borrower beyond 12 months from the date of such determination (i) for money borrowed or (ii) incurred in connection with the acquisition of property (to the extent that indebtedness in connection with acquisitions is represented by any notes, bonds, debentures or similar evidences of indebtedness), for which the Company or any Consolidated Subsidiary is directly or contingently liable or which is secured by property of the Company or a Consolidated Subsidiary. (Section 1.01)

     "Original Issue Discount Security" is defined to mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof. (Section 1.01)

     "Principal Property" is defined to mean any manufacturing plant, research or engineering facility located within the United States of America or Puerto Rico owned or leased by the Company or any Consolidated Subsidiary unless, in the opinion of the Board of Directors of the Company, such plant or facility is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries as an entirety. (Section 1.01)

     "Subsidiary" is defined to mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by the Company, or by the Company and one or more Subsidiaries, or by one or more Subsidiaries. "Consolidated Subsidiary" is defined to mean each Subsidiary other than any Subsidiary the accounts of which
(i) are not required by generally accepted accounting principles to be consolidated with those of the Company for financial reporting purposes, (ii) were not consolidated with those of the Company in the Company's then most recent annual report to stockholders and (iii) are not intended by the Company to be consolidated with those of the Company in its next annual report to stockholders; provided, however, that the term "Consolidated Subsidiary" shall not include (a) any Subsidiary which is principally engaged in (i) owning, leasing, dealing in or developing real property, or (ii) purchasing or financing accounts receivable, making loans, extending credit or other activities of a character conducted by a finance company or (b) any Subsidiary, substantially all of the business, properties or assets of which were acquired after December 1, 1982 (by way of merger, consolidation, purchase or otherwise), unless the Board of Directors thereafter designates such Subsidiary a Consolidated Subsidiary for the purposes of the Indenture. (Section 1.01)

DEFEASANCE

     If permitted by the terms of any series of Securities, the Company may terminate certain of its obligations under the Indenture with respect to such series, including its obligations to comply with the restrictive covenants described herein, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or obligations of the United States sufficient to pay the principal of, premium, if any, and interest on the Securities of such series to maturity. (Section 11.01) The Prospectus Supplement sets forth the defeasance rights, if any, of the Company provided by the terms of the Securities in respect of which this Prospectus is delivered.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to each series of Securities, an Event of Default is defined in the Indenture as being: default for 30 days in payment of any interest on the Securities of that series; default in payment of principal and premium, if any, on the Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; default by the Company in the performance of any other of the covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series) which shall not have been remedied for a period of 90 days after notice; and certain events of bankruptcy, insolvency, and reorganization of the Company. (Section 5.01) The Indenture provides that the Trustee may withhold notice to the holders of the Securities of any default (except in payment of principal of or interest or premium on the Securities) if the Trustee considers it in the interest of the holders of the Securities to do so. (Section 5.08)

     The Indenture provides that, (i) if an Event of Default due to the default in payment of principal, interest or premium, if any, on any series of Securities or a default with respect to a covenant included in the Indenture solely for the benefit of such series of Securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the Securities of such series then outstanding may declare the principal of all Securities of such series (or, if the Securities of such series are issued as Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Securities then outstanding (treated as one class) may declare the principal of all Securities (or, if any Securities are issued as Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest or premium on the Securities) by the holders of a majority in principal amount of the Securities of such series (or of all series, as the case may be) then outstanding. (Section 5.01)

     The holders of a majority in principal amount of the Securities of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture. Notwithstanding the foregoing, the Trustee shall have the right to decline to follow any such direction if the Trustee is advised by counsel that the action so directed may not lawfully be taken or if the Trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve the Trustee in personal liability. (Section 5.07) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.07)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the holders of Securities for certain purposes, provided that no such modification shall adversely affect the interest of the holders of the Securities in any material respect. (Section 9.01) The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Securities at the time outstanding affected thereby (voting as a class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities; provided that no such modification shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal of, or any interest or premium on, the Securities payable in any coin or currency other than that provided in the Securities, or reduce the amount of the principal of a discounted Security that would be due and payable upon an acceleration of maturity thereof or the amount thereof provable in bankruptcy, or impair or affect the right of any holder of a Security to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 9.02)

SUCCESSOR CORPORATION

     Under the terms of the Indenture, the Company may consolidate or merge or sell all or substantially all of its assets if (a) the Company is the continuing corporation or if the Company is not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and assumes by supplemental indenture the due and punctual payment of the principal of, and the premium, if any, and interest on the Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company and (b) the Company or such continuing corporation is not in default in the performance of any such convenant or condition immediately after such merger, consolidation or sale of assets. (Section 10.01)

CONCERNING THE TRUSTEE

     The Trustee is depository for funds of, makes loans to and performs other services for the Company from time to time in the normal course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS

     The legality of the Securities in respect of which this Prospectus is being delivered will be passed on for the Company by John R. Leekley, Vice President and General Counsel of the Company, and for the Underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Mr. Leekley is a stockholder of the Company and a holder of options to purchase shares of the Company's Common Stock. Davis Polk & Wardwell performs legal services from time to time for the Company and certain related companies.

                                    EXPERTS

     The consolidated financial statements and schedules of Masco Corporation and consolidated subsidiaries and the consolidated financial statements and schedules of MascoTech, Inc. appearing in the Company's most recent Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing therein. The consolidated financial statements and schedules referred to in this paragraph are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION DATED OCTOBER 17, 1994

PROSPECTUS

                               MASCO CORPORATION
                          SUBORDINATED DEBT SECURITIES
                        (CONVERTIBLE OR NON-CONVERTIBLE)

                                  COMMON STOCK
                                 ($1 PAR VALUE)

                            ------------------------

     Masco Corporation (the "Company") may from time to time offer, as separate series, subordinated debt securities consisting of subordinated debentures, subordinated notes or other unsecured subordinated evidences of indebtedness ("Subordinated Securities"), which Subordinated Securities may, if their terms so provide, be convertible into shares of Common Stock, par value $1 per share, of the Company (the "Common Stock").

     The terms of the Subordinated Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, terms for conversion, the public offering price, the names of any underwriters or agents, the principal amounts to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Subordinated Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

     The Company may also from time to time offer shares of Common Stock. The terms of the offering and sale of the Common Stock in respect of which this Prospectus is being delivered, including, where applicable, the specific aggregate number of shares to be sold, the purchase price, the public offering price, the names of any underwriters or agents, the names of any selling stockholders, the compensation of such underwriters or agents and any other applicable terms, are set forth in the Prospectus Supplement.

     The Company may sell Subordinated Securities or shares of Common Stock, or both, to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution".

                            ------------------------

      THE COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            , 1994

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, and June 30, 1994;

          (c) The Company's Proxy Statement dated April 18, 1994, in connection with its Annual Meeting of Stockholders held May 18, 1994; and

          (d) The Company's Form 8 dated May 22, 1991 amending its Registration Statement on Form 8-A dated February 12, 1987.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Subordinated Securities or the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than any exhibits to such documents. Requests for such copies should be directed to John
C. Nicholls, Jr., Treasurer, Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180 (telephone (313) 274-7400).

                                  THE COMPANY

     The Company manufactures building, home improvement and home furnishings products for the home and family. Its products include single and double handle faucets, wood and upholstered furniture, fabrics, kitchen and bath cabinetry, acrylic and gelcoat bath and shower units, spas, brass builders' hardware, locks and decorative accessories, ventilating equipment, water pumps and other plumbing system components and accessories.

     Although published industry statistics are generally not available, the Company believes it is the largest domestic manufacturer of a number of different products including faucets, plumbing supplies, kitchen and bath cabinets and furniture.

     The Company's executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180, and the telephone number is (313) 274-7400. Except as the context otherwise indicates, the terms "Masco" or the "Company" refer to Masco Corporation and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The Company expects to apply substantially all of the net proceeds from sales of Subordinated Securities or Common Stock by the Company to its general funds to be used for general corporate purposes, including working capital, repayment of debt and expenditures for development of activities in which it is now engaged or investment in and development of activities in which it is not currently engaged. In this regard, the Company maintains an active acquisition effort and is frequently engaged in discussions with respect to acquisition opportunities. Proceeds from sales of Subordinated Securities or Common Stock by the Company could be applied directly or indirectly to such acquisitions. Funds not required immediately for any of the foregoing purposes may be invested in marketable securities. The Company intends to use the proceeds from the offering described in the Prospectus Supplement as set forth in the Prospectus Supplement under the caption "Use of Proceeds".

                     DESCRIPTION OF SUBORDINATED SECURITIES

     The Subordinated Securities offered hereby will be issued under an Indenture dated as of December 1, 1982 (hereinafter referred to as the "Indenture") between the Company and Citibank, N.A., as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the registration statement covering the Subordinated Securities. Whenever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such references. Certain defined terms are capitalized. References in italics are to the Indenture.

GENERAL

     The Indenture does not limit the amount of Subordinated Securities which may be issued thereunder. The Prospectus Supplement sets forth the following terms, where applicable, of the Subordinated Securities in respect of which this Prospectus is delivered: (1) the designation of such Subordinated Securities;
(2) the aggregate principal amount of such Subordinated Securities; (3) the date or dates on which the principal of and premium, if any, on such Subordinated Securities are payable; (4) the rate or rates at which such Subordinated Securities shall bear interest or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable; (5) the place or places where the principal of, and premium, if any, and interest on such Subordinated Securities shall be payable; (6) the price or prices at which, the period or periods within which and the terms and conditions upon which such Subordinated Securities may be redeemed, in whole or in part, at the option of the Company, or at the option of a holder of such Subordinated Securities or mandatorily pursuant to any sinking, purchase or other analogous fund; (7) the right, if any, of the Company to discharge or limit the Indenture with respect to such Subordinated Securities prior to maturity; (8) the applicable initial conversion price if such

Subordinated Securities are convertible into Common Stock and the dates on which, subsequent to which or until which such Subordinated Securities are convertible; and (9) such other terms of such Subordinated Securities as are not inconsistent with the provisions of the Indenture. (Section 2.03) Principal, premium, if any, and interest will be payable and the Subordinated Securities offered hereby will be transferable, and the Subordinated Securities which are convertible will be convertible, at the corporate trust office of the Trustee in New York, New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company. (Sections 5.01 and 5.02)

     The Subordinated Securities offered hereby will be issued only in fully registered form without coupons and, unless otherwise specified in the Prospectus Supplement, in denominations of $1,000 and any multiple thereof. No service charge will be made for any transfer or exchange of the Subordinated Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.05 and 2.07)

     Except as may be set forth in the Prospectus Supplement, the Indenture does not contain any covenants or provisions which afford holders of Subordinated Securities protection in the event of a highly leveraged transaction.

SUBORDINATION OF SUBORDINATED SECURITIES

     The payment of the principal of, and premium, if any, and interest on the Subordinated Securities is subordinated in right of payment to the extent set forth in the Indenture to the prior payment in full of the principal of, and premium, if any, and interest on all Senior Indebtedness (as hereinafter defined). Until such prior payment in full, no payment on account of principal, premium, if any, sinking funds or interest may be made on a series of Subordinated Securities if there shall exist a default in the payment of the principal, premium, if any, sinking funds, if any, or interest with respect to such Senior Indebtedness, if such series of Subordinated Securities is declared due and payable before its expressed maturity because of the occurrence of an Event of Default (see "Events of Default, Waiver and Notice" below), in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the Company, or if there shall exist a default under such Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof. (Sections 4.01, 4.02 and 4.03) The term "Senior Indebtedness" shall mean (a) all indebtedness of the Company for money borrowed or incurred in connection with the acquisition of property, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities or to rank pari passu with the Subordinated Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness or debentures, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. (Section 1.01) The Indenture does not limit the incurrence of Senior Indebtedness. By reason of such subordination, in the event of insolvency, creditors of the Company (including holders of Subordinated Securities) who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

CONVERSION RIGHTS

     Subordinated Securities designated as convertible ("Convertible Subordinated Securities") by the related Prospectus Supplement will be convertible into Common Stock of the Company at the time specified in the Prospectus Supplement (unless a Convertible Subordinated Security shall have been called for redemption in which case until and including but not after the date fixed for redemption) initially at the conversion price set forth on the cover page of the Prospectus Supplement, adjusted as set forth below. If any Convertible Subordinated Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Convertible Subordinated Security when delivered for conversion must be accompanied by funds equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted. No other adjustments will be made upon conversion for accrued interest or dividends. (Sections 3.01 and 3.02)

     The conversion price is subject to adjustment in certain events, including
(a) the issuance of shares of capital stock of the Company as a dividend or a distribution with respect to its Common Stock, (b) subdivisions, combinations and reclassifications of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the current market price (as defined in the Indenture), and (d) the distribution to all holders of Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends) or subscription rights or warrants (other than those referred to above). No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent in the price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except in these cases, the conversion price will not be adjusted for the issuance of Common Stock. (Section 3.05)

     In the event of any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or in the event of any sale or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, then the holders of Convertible Subordinated Securities then outstanding shall have the right to convert the Convertible Subordinated Securities into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Subordinated Securities immediately prior to such consolidation, merger, sale or conveyance. (Section 3.06)

     Conversion of Convertible Subordinated Securities may be effected by delivering them to the office or agency of the Company maintained for such purpose in New York City and in such other places as the Company may determine from time to time. (Sections 3.02 and 5.02) Fractional shares of Common Stock of the Company will not be delivered upon conversion, but a cash adjustment in respect of any such fractional share will be paid. (Section 3.03)

     The Company has agreed to reserve out of its authorized but unissued Common Stock the full number of shares of Common Stock from time to time deliverable upon the conversion of Convertible Subordinated Securities. (Section 3.09)

     In the event of a taxable distribution to holders of Common Stock which results in an adjustment of the conversion price, the holders of the Convertible Subordinated Securities may in certain circumstances, be deemed to have received a distribution subject to Federal income tax as a dividend. In addition, the failure to adjust fully the conversion price of the Convertible Subordinated Securities to reflect taxable distributions to holders of Common Stock may result in a taxable dividend to the holders of Common Stock.

DEFEASANCE

     If permitted by the terms of any series of Subordinated Securities, the Company may terminate certain of its obligations under the Indenture with respect to such series, including its obligations to comply with the restrictive covenants described herein, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or obligations of the United States sufficient to pay the principal of, premium, if any, and interest on the Subordinated Securities of such series to maturity. (Section 13.01) The Prospectus Supplement sets forth the defeasance rights, if any, of the Company provided by the terms of the Subordinated Securities in respect of which this Prospectus is delivered.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to each series of Subordinated Securities, an Event of Default is defined in the Indenture as being: default for 30 days in payment of interest on the Subordinated Securities of that series; default in payment of principal and premium, if any, on the Subordinated Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; default by the Company in the performance of any other of the covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Subordinated Securities other than that series) which shall not have been remedied for a period of 90 days after notice; and certain events of bankruptcy, insolvency, and reorganization of the Company. (Section 7.01) The Indenture provides that the Trustee may withhold notice to the holders of the Subordinated Securities of any default (except in payment of principal of or interest or premium on the Subordinated Securities) if the Trustee considers it in the interest of the holders of the Subordinated Securities to do so. (Section 7.08)

     The Indenture provides that (i) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Securities or a default with respect to a covenant included in the Indenture solely for the benefit of such series of Subordinated Securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the Subordinated Securities of such series then outstanding may declare the principal of all Subordinated Securities of such series and accrued interest thereon to be due and payable immediately and (ii) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of all Subordinated Securities then outstanding (treated as one class) may declare the principal of all Subordinated Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest or premium on the Subordinated Securities) by the holders of a majority in principal amount of the Subordinated Securities of such series (or of all series, as the case may be) then outstanding. (Section 7.01)

     The holders of a majority in principal amount of the Subordinated Securities of any or all series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture. Notwithstanding the foregoing, the Trustee shall have the right to decline to follow any such direction if the Trustee is advised by counsel that the action so directed may not lawfully be taken or if the Trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve the Trustee in personal liability. (Section 7.07) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 5.05)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the holders of Subordinated Securities for certain purposes, provided that no such modification shall adversely affect the interest of the holders of the Subordinated Securities in any material respect. (Section 11.01) The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Subordinated Securities at the time outstanding affected thereby (voting as a class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Securities; provided that no such modification shall (i) extend the final maturity of any Subordinated Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal of, or interest or premium on, the Subordinated Securities payable in any coin or currency other than that provided in the Subordinated Securities, or impair the right to convert Convertible Subordinated Securities into Common Stock in accordance with the Indenture, or impair or affect the right of any holder of a Subordinated Security to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, or modify any of the provisions relating to subordination of the Subordinated Securities in a manner adverse to the holders thereof without the consent of the holder of each Subordinated Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Subordinated Security affected. (Section 11.02)

SUCCESSOR CORPORATION

     Under the terms of the Indenture, the Company may consolidate or merge or sell all or substantially all of its assets if (a) the Company is the continuing corporation or if the Company is not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and assumes by supplemental indenture the due and punctual payment of the principal of, and the premium, if any, and interest on the Subordinated Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company and (b) the Company or such continuing corporation is not in default in the performance of any such covenant or condition immediately after such merger, consolidation or sale of assets. (Section 12.01)

CONCERNING THE TRUSTEE

     The Trustee makes loans to and performs other services for the Company from time to time in the normal course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell the Subordinated Securities and Common Stock being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

     Offers to purchase Subordinated Securities or Common Stock may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Subordinated Securities or Common Stock in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Subordinated Securities or Common Stock in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Subordinated Securities or Common Stock in respect of which this Prospectus is delivered, the Company will sell such Subordinated Securities or Common Stock to the dealer, as principal. The dealer may then resell such Subordinated Securities or Common Stock to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Subordinated Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Subordinated Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Subordinated Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Subordinated Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Subordinated Securities or Common Stock in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS

     The legality of the Subordinated Securities and Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by John R. Leekley, Vice President and General Counsel of the Company, and for the Underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Mr. Leekley is a stockholder of the Company and a holder of options to purchase shares of the Company's Common Stock. Davis Polk & Wardwell performs legal services from time to time for the Company and certain related companies.

                                    EXPERTS

     The consolidated financial statements and schedules of Masco Corporation and consolidated subsidiaries and the consolidated financial statements and schedules of MascoTech, Inc. appearing in the Company's most recent Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing therein. The consolidated financial statements and schedules referred to in this paragraph are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following expenses will be paid by the Company:

           Securities and Exchange Commission filing fee..........     $256,084.60(1)
           Legal fees and expenses................................       10,000.00(2)
           Accountants' fees......................................        5,000.00(2)
           Trustees' fees and expenses............................       50,000.00(2)
           Printing and engraving expenses........................       60,000.00(2)
           Rating agency fees.....................................       70,000.00(2)
           Blue Sky and legal investment fees and expenses........       20,000.00(2)
           Miscellaneous..........................................        3,915.40(2)
                                                                       -----------
                Total.............................................     $475,000.00(2)
                                                                        ==========

          -----------------------

          (1) Includes $120,390.14 fee previously paid with respect to certain securities under prior registration statements.

          (2) Estimated

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnity conferred by Article Fifteenth is contract right and includes the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of the final disposition thereof.

     Article Fourteenth of the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

     The Company's Directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the Federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacity.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

        Exhibit 1.a       --   Form of Underwriting Agreement (Debt Securities).(1)
        Exhibit 1.b       --   Form of Underwriting Agreement (Common Stock).(1)
        Exhibit 3.i       --   Restated Certificate of Incorporation of Masco Corporation
                               (including amendments thereto).(2)
        Exhibit 3.ii      --   Bylaws of Masco Corporation.(3)
        Exhibit 4.a(1)    --   Indenture dated as of December 1, 1982, between Masco Corporation and The First National Bank of Chicago (as successor to Morgan
                               Guaranty Trust Company of New York), as Trustee(2), and Directors'
                               resolutions establishing Masco Corporation's: (i) 9% Notes Due
                               April 15, 1996(4), (ii) 9% Notes Due October 1, 2001(2), (iii)
                               6 1/4% Notes Due June 15, 1995(2), (iv) 6 5/8% Notes Due September
                               15, 1999(2), (v) 7 1/8% Debentures Due August 15, 2013(5) and (vi)
                               6 1/8% Notes Due September 15, 2003(5).
        Exhibit 4.a(2)    --   Agreement of Appointment and Acceptance of Successor Trustee dated as of July 25, 1994 among Masco Corporation, Morgan Guaranty Trust
                               Company of New York and The First National Bank of Chicago.(6)
        Exhibit 4.a(3)    --   Supplemental Indenture dated as of July 26, 1994 between Masco
                               Corporation and The First National Bank of Chicago.(6)
        Exhibit 4.b       --   Indenture dated as of December 1, 1982, between Masco Corporation and Citibank, N.A., as Trustee and Directors' resolutions
                               establishing Masco Corporation's 5 1/4% Convertible Subordinated
                               Debentures Due 2012.(4)
        Exhibit 4.c       --   Five forms of Securities and Subordinated Securities.(7)
        Exhibit 5         --   Opinion of John R. Leekley as to the legality of the Securities, the Subordinated Securities, the Common Stock and the Common Stock
                               to be issued upon conversion of convertible Subordinated
                               Securities.
        Exhibit 12        --   Statement of Computation of Ratio of Earnings to Fixed Charges.(6)
        Exhibit 23.a      --   Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of Masco Corporation.
        Exhibit 23.b      --   Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of MascoTech, Inc.
        Exhibit 23.c      --   Consent of John R. Leekley, which is included as part of Exhibit 5.
        Exhibit 24        --   Powers of Attorney, which appear in Part II of this Registration
                               Statement.
        Exhibit 25.a      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of
                               1939 of The First National Bank of Chicago.
        Exhibit 25.b      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of
                               1939 of Citibank, N.A.

- -------------

(1) Incorporated by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3, Reg. No. 33-53330, dated October 15, 1992.

(2) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1992.

(3) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

(4) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1991.

(5) Incorporated by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

(6) Incorporated by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(7) Incorporated by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3, Reg. No. 33-40067, dated April 17, 1991 as amended by Amendment No. 1 thereto dated July 11, 1991.

ITEM 17. UNDERTAKINGS

     1. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the provisions referred to in the first two paragraphs of Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for the filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan, on October 17, 1994.

                                            MASCO CORPORATION

                                            By: /S/ RICHARD A. MANOOGIAN
                                                ------------------------------
                                                Richard A. Manoogian
                                                Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JOHN R. LEEKLEY AND RICHARD G. MOSTELLER, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

               SIGNATURES                             TITLE                         DATE
- ----------------------------------------   ----------------------------     ---------------------
PRINCIPAL EXECUTIVE OFFICER:
                                              Chairman of the Board
           /S/ RICHARD A. MANOOGIAN                and Director
               --------------------------
               RICHARD A. MANOOGIAN

PRINCIPAL FINANCIAL OFFICER:
                                             Senior Vice President--
           /S/ RICHARD G. MOSTELLER                  Finance
               --------------------------
               RICHARD G. MOSTELLER                                                 October 17, 1994

PRINCIPAL ACCOUNTING OFFICER:

           /S/ ROBERT B. ROSOWSKI            Vice President--Controller
               --------------------------
               ROBERT B. ROSOWSKI

           /S/ LILLIAN BAUDER                     Director
               --------------------------
               LILLIAN BAUDER

               SIGNATURES                             TITLE                         DATE
- ----------------------------------------   ----------------------------     ---------------------
           /S/ ERWIN L. KONING                     Director
             -------------------------
               ERWIN L. KONING

           /S/ WAYNE B. LYON                 President and Director
             -------------------------
               WAYNE B. LYON

           /S/ JOHN A. MORGAN                      Director
             -------------------------                                        October 17, 1994
               JOHN A. MORGAN

           /S/ ARMAN SIMONE                        Director
             -------------------------
               ARMAN SIMONE

           /S/ PETER W. STROH                      Director
             -------------------------
               PETER W. STROH

                                 EXHIBIT INDEX

   EXHIBIT
     NO.                                        DESCRIPTION
- --------------         --------------------------------------------------------------
Exhibit 1.a       --   Form of Underwriting Agreement (Debt Securities).(1)
Exhibit 1.b       --   Form of Underwriting Agreement (Common Stock).(1)
Exhibit 3.i       --   Restated Certificate of Incorporation of Masco Corporation
                       (including amendments thereto).(2)
Exhibit 3.ii      --   Bylaws of Masco Corporation.(3)
Exhibit 4.a(1)    --   Indenture dated as of December 1, 1982, between Masco
                       Corporation and The First National Bank of Chicago (as
                       successor to Morgan Guaranty Trust Company of New York), as
                       Trustee(2), and Directors' resolutions establishing Masco
                       Corporation's: (i) 9% Notes Due April 15, 1996(4), (ii) 9%
                       Notes Due October 1, 2001(2), (iii) 6 1/4% Notes Due June 15,
                       1995(2), (iv) 6 5/8% Notes Due September 15, 1999(2), (v)
                       7 1/8% Debentures Due August 15, 2013(5) and (vi) 6 1/8% Notes
                       Due September 15, 2003(5).
Exhibit 4.a(2)    --   Agreement of Appointment and Acceptance of Successor Trustee
                       dated as of July 25, 1994 among Masco Corporation, Morgan
                       Guaranty Trust Company of New York and The First National Bank
                       of Chicago.(6)
Exhibit 4.a(3)    --   Supplemental Indenture dated as of July 26, 1994 between Masco
                       Corporation and The First National Bank of Chicago.(6)
Exhibit 4.b       --   Indenture dated as of December 1, 1982, between Masco
                       Corporation and Citibank, N.A., as Trustee and Directors'
                       resolutions establishing Masco Corporation's 5 1/4%
                       Convertible Subordinated Debentures Due 2012.(4)
Exhibit 4.c       --   Five forms of Securities and Subordinated Securities.(7)
Exhibit 5         --   Opinion of John R. Leekley as to the legality of the
                       Securities, the Subordinated Securities, the Common Stock and
                       the Common Stock to be issued upon conversion of convertible
                       Subordinated Securities.
Exhibit 12        --   Statement of Computation of Ratio of Earnings to Fixed
                       Charges.(6)
Exhibit 23.a      --   Consent of Coopers & Lybrand L.L.P. relating to the
                       consolidated financial statements and schedules of Masco
                       Corporation.
Exhibit 23.b      --   Consent of Coopers & Lybrand L.L.P. relating to the
                       consolidated financial statements and schedules of MascoTech,
                       Inc.
Exhibit 23.c      --   Consent of John R. Leekley, which is included as part of
                       Exhibit 5.
Exhibit 24        --   Powers of Attorney, which appear in Part II of this
                       Registration Statement.
Exhibit 25.a      --   Form T-1 Statement of Eligibility under the Trust Indenture
                       Act of 1939 of The First National Bank of Chicago.
Exhibit 25.b      --   Form T-1 Statement of Eligibility under the Trust Indenture
                       Act of 1939 of Citibank, N.A.

- -------------

(1) Incorporated by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3, Reg. No. 33-53330, dated October 15, 1992.

(2) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1992.

(3) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

(4) Incorporated by reference to the Exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1991.

(5) Incorporated by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

(6) Incorporated by reference to the Exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(7) Incorporated by reference to the Exhibits filed with Masco Corporation's Registration Statement on Form S-3, Reg. No. 33-40067, dated April 17, 1991 as amended by Amendment No. 1 thereto dated July 11, 1991.